UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 3, 2008 (June 25, 2008)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City
People's Republic of China
(Address of principal executive offices)

086-755-83570142 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 2, 2008, Home System Group (the "Company") filed with the SEC a Schedule 14C Information Statement (the "Information Statement") informing the shareholders of the Company that holders of a two-third’s majority of the outstanding common stock of the Company, voting by written consent, removed Richard Randall from his position on the Company’s Board of Directors.

The removal of Mr. Randall was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Rather, the removal is an effort by the Company to decrease the expenses incurred by the Company in connection with Mr. Randall’s compensation.

The removal of Mr. Randall became effective on June 25, 2008, the twentieth day following the date on which the Information Statement was mailed to the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: July 3, 2008	By:	/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer